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                                                                     Exhibit 5.2

             [Letterhead of LeBoeuf, Lamb, Greene & MacRae, L.L.P.]

                                                                   March 4, 2004

Allstate Life Global Funding
c/o AMACAR Pacific Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211

                  Re:   $4,000,000,000 Secured Medium Term Notes
                        Registration Statement on Form S-3
                        ----------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Global Funding and Allstate Life Insurance Company ("Allstate Life"), of a Registration Statement on Form S-3 (File No. 333-112249), as amended (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued by newly formed Delaware statutory trusts (each, a "Trust" and together the "Trusts"), a prospectus supplement relating to secured medium term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Allstate Life(SM) CoreNotes(SM) to be issued by the Trusts (the "Retail Prospectus Supplement"). The Registration Statement provides for: (i) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into between such Trust and J.P. Morgan Trust Company, National Association, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement, (ii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each in the form attached as an exhibit to the Registration Statement, a "Funding Note") to be sold to the Trusts in connection with the sale of the Notes and (iii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, of Allstate Life's funding agreements (each in the form attached as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to Global Funding, which will immediately assign absolutely and deposit the relevant Funding Agreement(s) to the relevant Trust, and the relevant Funding Note will be surrendered, in connection with the sale of Notes.

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Allstate Life Global Funding
March 4, 2004
Page 2

     In furnishing this opinion, we have reviewed, and participated in the preparation of: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the Amended and Restated Trust Agreement for Global Funding filed as an exhibit to the Registration Statement, (iii) the Standard Trust Agreement Terms and the Standard Indenture Terms, each filed as an exhibit to the Registration Statement, (iv) the form of Series Instrument filed as an exhibit to the Registration Statement (the "Series Instrument") that includes the Trust Agreement and the Indenture to be executed through the execution of the Series Instrument, (v) the form of Funding Agreement filed as an exhibit to the Registration Statement, (vi) the form of Funding Note filed as an exhibit to the Registration Statement and (vii) such other certificates, records, and other documents as we have deemed necessary or appropriate to enable us to render our opinions set forth below.

     We have also reviewed the corporate action of Allstate Life and the trust action of Global Funding in connection with the issuance of the Notes and the Funding Notes, and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Allstate Life and Global Funding, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to authentic original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representations of all persons whom we have deemed appropriate. We have assumed that the Indenture Trustee has the power and authority to authenticate the relevant Notes.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion:

      1. Upon the execution and delivery of the relevant Funding Note issued by Global Funding as contemplated by the Registration Statement, such Funding Note will be a valid and binding obligation of Global Funding, enforceable against Global Funding in accordance with its terms.

      2. Upon the execution, issuance, authentication and delivery of the relevant Notes as contemplated by the Registration Statement, such Notes will be the valid and binding obligations of the relevant Trust, enforceable against such Trust in accordance with their terms.

     The above opinions with regard to the enforceability of the Notes and the Funding Notes: (i) are qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) are subject to the further qualification that, to the extent that the relevant Notes or relevant Funding Note are denominated in a currency other than United States dollars, a claim thereunder

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Allstate Life Global Funding
March 4, 2004
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(or foreign currency judgment in respect to such claim) would be converted into
United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, as currently in effect. This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date of effectiveness of the Registration Statement with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date of effectiveness of the Registration Statement.

                                    Very truly yours,


                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.